EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Myrient, Inc. (formerly known as LMKI, Inc.)

We consent to the incorporation by reference in this Registration Statement of Myrient, Inc. (formerly known as LMKI, Inc.) (the "Company") on Form S-8, of our report dated January 10, 2001, on our audit of the finiancial statements of the Company as of August 31, 2000, which report is included in the Company's Annual Report on Form 10-KSB (File No. 0-26578).



                                                             /s/ CORBIN & WERTZ

Irvine, California
March 27, 2001